AMENDMENT TO
PARTICIPATION AGREEMENT AMONG
PUTNAM VARIABLE TRUST,
PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP AND PRINCIPAL LIFE INSURANCE COMPANY

THIS AMENDMENT TO PARTICIPATION AGREEMENT (“Amendment”) dated as of March 2nd, 2021, amends the Participation Agreement dated as of May 1, 1998, as amended (the “Agreement”) among PRINCIPAL LIFE INSURANCE COMPANY (“Company”), PUTNAM VARIABLE TRUST (the “Trust”), and PUTNAM RETAIL MANAGEMENT
LIMITED PARTNERSHIP (the “Underwriter”). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

WITNESSETH THAT:

WHEREAS, the parties wish to amend and restate the contract names in schedule A and the available funds in schedule B to the Agreement

NOW, THEREFORE, in consideration of the mutual promises herein, the Company, the Trust, and the Underwriter agree as follows:

1.Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

2.Schedule B to the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

3.This Amendment shall be effective as of July 1, 2020.

4.In all other respects, the terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company, Trust and the Underwriter hereto have caused this Amendment to be executed in their names and on their behalf by their duly authorized representatives hereto as of the date specified above.

PRINCIPAL LIFE INSURANCE COMPANY
By its authorized officer,

By: /s/ Todd A. Jones
Name: Todd A. Jones
Title: Asst. Director Product Management

PUTNAM VARIABLE TRUST
By its authorized officer,

By: /s/ Michael Higgins
Name: Michael Higgins
Title: Treasurer of the Funds

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
By its authorized officer,

By: /s/ Mark Coneeny
Name: Mark Coneeny
Title: Head of Relationship Management

Schedule A

Name of Separate Account	Contracts Funded by Separate Account

Principal Life Insurance Company Separate	Principal Benefit Variable Universal Life
Account	Principal Benefit Variable Universal Life II
Principal Executive Variable Universal Life
Principal Flexible Variable Life
PrinFlex
Principal Survivorship Universal Life
Principal Variable Universal Life Income
Principal Variable Universal Life Income II
Principal Variable Universal Life Accumulator
Principal Variable Universal Life Accumulator II
Principal Executive Variable Universal Life II
Principal Variable Universal Life Income III
Principal Variable Universal Life Income IV
Principal Executive Variable Universal Life III

Schedule B

Authorized Funds

All Putnam VT Funds Class IB

Service Fee Payments*

Class IB Shares- 0.25% per annum

* Payments made in accordance with the terms of each Funds then current Prospectus